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                                 EXHIBIT 4 (c)


            Elimination of Fixed Fund Withdrawal Charge Endorsement
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[LOGO OF USAA]

           ENDORSEMENT - ELIMINATION OF FIXED FUND WITHDRAWAL CHARGE

This endorsement is attached to and made a part of the contract. The following changes are made to the contract to eliminate the withdrawal charges for the Fixed Fund Account.

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                              ACCUMULATION PHASE
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I.  FIXED FUND ACCOUNT amended. The following provisions are deleted:
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          WITHDRAWALS on page 14;
          MINIMUM WITHDRAWAL AMOUNT on page 14;
          FREE WITHDRAWAL OR TRANSFER PRIVILEGE on page 14;
          WITHDRAWAL OR TRANSFER CHARGES on page 15;
          INCOME TAX on page 15.


II. VARIABLE FUND ACCOUNTS amended. The following provisions are deleted:
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          WITHDRAWALS on page 17;
          WITHDRAWAL OR TRANSFER CHARGES on page 18;
          MINIMUM WITHDRAWAL AMOUNT on page 18;
          INCOME TAX on page 18.

A new section, III. WITHDRAWALS is added as follows:
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      WITHDRAWALS

      At any time during the Accumulation phase, you may withdraw all or part of your value in any of the accounts. Withdrawals are not available after the Annuity Date.

      A withdrawal from a Variable Fund Account will be made effective at the Accumulation Unit Value next computed on the Date of Receipt of the request. Unless requested differently by the Owner, the value surrendered will be withdrawn from all accounts in the same proportion as each account's value has to the total value of all the accounts under the contract as of the Date of Receipt of the Request.

      Requests for withdrawals from the Variable Fund Accounts will be paid within seven days of receipt of the request by our Service Office, except as provided under "Postponement of Payments" on page 26. We reserve the right to defer the payment of a withdrawal from the Fixed Fund account for up to six months from the date our Service Center receives the request.

      MINIMUM WITHDRAWAL AMOUNT

      The minimum amount which may be requested for withdrawal from any account is the lesser of $500.00 or the remaining balance of the account.

      WITHDRAWAL CHARGES

      A withdrawal is not subject to any charge, except a tax charge, if applicable.


          "The USAA Life Variable Annuity is distributed by USAA Investment Management Company, a registered broker dealer." USAA LIFE INSURANCE COMPANY Variable Product and Service 9800 Fredericksburg Road San Antonio Texas 78288-0156 Toll Free 1-800-531-4265

                                Page 1 of 2
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          INCOME TAX

          Withdrawals may be subject to federal income tax penalties. The Owner should seek the advice of a tax consultant prior to making a withdrawal. Under current federal income tax law, all withdrawals for value are treated as withdrawals of earnings before a return of principle.


 III.  MISCELLANEOUS PROVISIONS is renumbered to IV. MISCELLANEOUS PROVISIONS
       ------------------------                      ------------------------
       and amended.

       The first paragraph of the TRANSFERS provision on page 18 is amended to read as follows:

          You may convey value from one account to another account under this contract. This is known as a transfer. There is no charge for a transfer from a Variable Fund Account or from the Fixed Fund Account. Transfers are subject to the following restrictions:


The SYSTEMATIC WITHDRAWALS provision on page 19 is moved to be the last provision of III. WITHDRAWALS and the first paragraph is revised to delete the
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sentence which reads "Systematic withdrawals from the Fixed Fund Account are subject to a withdrawal charge if they are in excess of the free withdrawal or transfer privilege."

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       CHARGES ASSESSED AGAINST THIS CONTRACT DURING THE ACCUMULATION AND
                              DISTRIBUTION PHASES
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       The GENERAL provision on page 20 is amended to delete the fifth bullet item which reads "Withdrawal or transfer changes."

       The WITHDRAWAL OR TRANSFER CHARGE provision on page 21 is deleted.


       Effective Date:        [April 13, 2002 or current date]
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       Signed for the Company at San Antonio, Texas, on the date of issue.


/s/ James M. Middleton                             /s/ Bradford W. Rich
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       President                                    Secretary


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